EXHIBIT 4

                                    DEUTSCHE BANK [LOGO]
Sebastian Holdings Inc.             Deutsche Bank AG London
Britannic House                     Winchester House
Providenciales                      1 Great Winchester Street
Turks and Caicos Islands            London EC2N 2DB
British West Indies

                                    Telephone:  +44 20 7545 8000
27 January, 2005

                                                            Internal Reference:

SHARE SWAP TRANSACTION (PHYSICAL SETTLEMENT) - OUR TRANSACTION REFERENCE
NUMBER:  [   ]

Dear Sir / Madam,

The purpose of this letter agreement (this "Confirmation") is to confirm the terms and conditions of the Transaction entered into between Deutsche Bank AG acting through its London branch ("PARTY A") and Sebastian Holdings Inc ("PARTY B") on the Trade Date specified below (the "Transaction").

The definitions and provisions contained in the 2000 ISDA Definitions (the "2000 Definitions") and in the 2002 ISDA Equity Derivatives Definitions (the "Equity Definitions", and together with the 2000 Definitions, the
"Definitions"), in each case as published by the International Swaps and Derivatives Association, Inc. are incorporated into this Confirmation. In the event of any inconsistency between the 2000 Definitions and the Equity Definitions, the Equity Definitions will govern. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern. References herein to a "Transaction" shall be deemed to be references to a "Swap Transaction" for the purposes of the 2000 Definitions.

1.    This  Confirmation   evidences  a  complete  and  binding  agreement
      between you and us as to the terms of the Transaction to which this Confirmation relates. It shall, together with all other documents referring to the form of the ISDA 2002 Master Agreement (the "ISDA Form" or the "Agreement") (each a "Confirmation") and confirming transactions (each a "Transaction") entered into between us, be deemed to supplement, form part of, and be subject to an agreement in the form of the ISDA Form as if we had executed an agreement on the Trade Date of the first such Transaction between us in such form with the Schedule thereto (i) specifying only that (a) the governing law is English law and (b) the Termination Currency is Euro, (ii) incorporating the addition to the definition of Indemnifiable Tax" contained in page 49 of the ISDA "Users Guide to the ISDA 2002 Master Agreement" and (iii) incorporating any other modifications to the ISDA Form specified below (see Schedule One hereto). All provisions contained or incorporated by reference in that Agreement will govern this Confirmation and in the event of any inconsistency between the terms of this Confirmation and the terms of that Agreement, this Confirmation will prevail for the purposes of this Transaction. In the event that an

Chairman of the Supervisory Board:          Deutsche Bank AB is regulated by the
Rolf-E Breuer                               FSA for the conduct of designated
Board of Managing Directors:                investment business in the UK, a
Josef Ackermann, Clemens Borsig,            member of The London Stock Exchange
Hermann-Josef Lamberti, Tessen              and is a stock corporation
von Heydebreck                              incorporated in the Federal Republic
                                            of Germany HRB No. 30 000 District
                                            Court of Frankfurt am Main; Branch
                                            Registration No. in England
                                            BR000005.

      agreement in the form of the ISDA Form is subsequently executed between the parties, this Confirmation will supplement, form part of, and be subject to that agreement, and all provisions contained or incorporated by reference in that agreement upon its execution will govern this Confirmation and in the event of any inconsistency between the terms of this Confirmation and the terms of that agreement, this Confirmation will prevail for the purposes of this Transaction, save that the "Modifications to the ISDA Form" provisions detailed herein and the terms set out in (i) to (iii) of this paragraph will be superseded by the provisions of that agreement.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

GENERAL TERMS:

      Trade Date:                   27 January 2005

      Effective Date:               Trade Date + 3 Business Days

      Termination Date:             20   May,    2005    subject   to
                                    adjustment  in  accordance   with
                                    the Modified  Following  Business
                                    Day Convention

      Shares:                       Common  Shares  of Havas SA (ISIN
                                    Number:     FR0000121881)    (the
                                    "Issuer")

      Exchange(s):                  Euronext Paris SA

      Related Exchange(s):          Marche  des  Options  Negociables
                                    de Paris ("MONEP")

      Clearance System(s):          Euroclear France SA

      Calculation Agent:            Party A

STRUCTURING FEE:

      Structuring Fee Payment Date: the Trade Date.

      Structuring Fee Amount:       Party  B,  in  consideration  for
                                    Party    A    structuring    this
                                    Transaction,  will pay  Party A a
                                    structuring   fee   equal  to  65
                                    basis   points   of  the   Equity
                                    Notional     Amount     on    the
                                    Structuring Fee Payment Date.
EQUITY AMOUNTS PAYABLE:

      Equity Amount Payer:          Party B

      Equity Amount Receiver:       Party A

      Number of Shares:             9,500,000

      Equity Notional Amount:       Initial Price x Number of Shares

      Equity Notional Reset:        Inapplicable

      Equity Amount:                An   amount    payable   in   the
                                    Settlement       Currency      as
                                    determined  by  the   Calculation
                                    Agent  in  accordance   with  the
                                    following formula.

                                    B  =  Equity  Notional  Amount  x
                                    (FINAL  PRICE - INITIAL  PRICE)
                                    -------------------------------
                                    (         Initial Price       )
                                    x Multiplier

      Initial Price:                The  official  closing  price per
                                    Share,   as   published   by  the
                                    Exchange, on the Trade Date

      Final Price:                  The  official  closing  price per
                                    Share,   as   published   by  the
                                    Exchange,  at the Valuation  Time
                                    on the Valuation Date

      Valuation Time:               The  time at which  the  official
                                    closing   price   per   Share  is
                                    published  and  announced  by the
                                    Exchange

      Valuation Date(s):            Termination Date

      Type of Return:               Total Return

      Multiplier:                   One

FIXED AMOUNTS PAYABLE:

      Fixed Amount Payer:           Party B

      Notional Amount:              The Equity Notional Amount

      Payment Dates:                The  last  day of  each  calendar
                                    month  during the period from and
                                    including  28  February  2005  to
                                    and  including  the   Termination
                                    Date,  subject to  adjustment  in
                                    accordance   with  the   Modified
                                    Following Business Day Convention

      Fixed Amount:                 In respect of each Payment  Date,
                                    an  amount  (calculated  on a per
                                    annum   basis)   equal   to   the
                                    Notional  Amount  x Fixed  Rate x
                                    Fixed Rate Day Count Fraction

      Fixed Date:                   6.5%,  subject to  adjustment  in
                                    accordance   with
                                    the  following procedure:

                                    In the  event  of the  occurrence
                                    of   an   Underlying   Adjustment
                                    Event,  Party A shall be entitled
                                    to  adjust  the  Fixed  Rate upon
                                    written   notice   thereof   (the
                                    "Adjustment   Notice")  to  Party
                                    B.  Such  adjustment  shall  take
                                    effect,   and  shall  be  binding
                                    upon  both  Party A and  Party B,
                                    on the day immediately  following
                                    the date of party A's  Adjustment
                                    Notice.

      Party B Termination Right:    In the event  that  Party A gives
                                    an Adjustment  Notice to Party B,
                                    Party B  shall  have  the  right,
                                    for a period  of 5 days  from the
                                    date  of the  Adjustment  Notice,
                                    to  request,   on  one   Business
                                    Day's written  notice to Party A,
                                    the     termination    of    this
                                    Transaction.

      Underlying Adjustment Event:  Means the:

                                    1.    announcement,  proposal  or
                                          actual  occurrence  of  any
                                          merger  or  acquisition  to
                                          which the  Issuer or any of
                                          its Affiliates is a party;

                                    2.    issuance  of an  equity  or
                                          equity  derivative  by,  or
                                          in  respect  of the  shares
                                          of,  the  Issuer  or any of
                                          its Affiliates  (including,
                                          without  limitation,  local
                                          shares, ADRs and GDRs); or

                                    3.    occurrence  of a Disruption
                                          Event   having  a  material
                                          adverse      effect     (as
                                          determined      by      the
                                          Calculation   Agent)   with
                                          respect   France,   or  the
                                          French   or   international
                                          advertising/media
                                          industries      (all     as
                                          determined      by      the
                                          Calculation Agent).

      Disruption Event:             Means  a  natural   or   man-made
                                    disaster,  armed conflict, act of
                                    terrorism,      riot,      labour
                                    disruption     or    any    other
                                    circumstance  whereby  it becomes
                                    impossible    to   perform    any
                                    absolute      or       contingent
                                    obligation,  to make a payment or
                                    delivery  or to receive a payment
                                    or  delivery  in  respect  of the
                                    Transaction  or  to  comply  with
                                    any other  material  provision of
                                    the  Agreement  relating  to  the
                                    Transaction,        or        any
                                    circumstances  whereby it becomes
                                    impossible    to   perform    the
                                    foregoing   or  make   any   such
                                    payment  as a  result  of any law
                                    (other      than      bankruptcy,
                                    insolvency   or  similar   laws),
                                    order or other  act or  threat of
                                    any  authority  (de  jure  or  de
                                    facto).

      Affiliate:                    Means  any   entity   controlled,
                                    directly  or  indirectly,  by the
                                    Issuer,     any    entity    that
                                    controls,       directly       or
                                    indirectly,  the  Issuer  or  any
                                    entity   directly  or  indirectly
                                    under  common  control  with  the
                                    Issuer.    For   this    purpose,
                                    "control"   of  any   entity   or
                                    person   means   ownership  of  a
                                    majority  of the voting  power of
                                    the entity or person.

      Fixed Rate Day Count          Actual / 360
      Fraction:

      Business Days:                Paris, Geneva and London

INITIAL EXCHANGE AMOUNTS PAYABLE:

      Party A Initial Exchange      Equity Notional Amount
      Amount:

      Party A Initial Exchange      Trade Date + 3 Business Days
      Date:

      Party B Initial Exchange      Not Applicable
      Amount:

      Party B Initial Exchange      Not Applicable
      Date:

FINAL EXCHANGE AMOUNTS PAYABLE:

      Party A Final Exchange        Not Applicable
      Amount:

      Party A Final Exchange Date:  Not Applicable

      Party B Final Exchange        Equity Notional Amount
      Amount:

      Party B Final Exchange Date:  Settlement Date

SETTLEMENT TERMS:

      Physical Settlement:          Applicable

      Settlement Currency:          EUR

      Settlement Date:              Termination  Date  +  3  Business
                                    Days

      Settlement Method Election:   Applicable

      Electing Party:               Party A

      Settlement Method Election    Termination Date
      Date:

      Default Settlement Method:    Physical Settlement

      Settlement Date:              Termination  Date  +  3  Business
                                    Days  (if  Cash   Settlement   is
                                    elected)

DIVIDENDS:

      Dividend Period               First Period

      Dividend Amount(s):           Record Amount

      Dividend Payment Date(s):     1 Business Day following  receipt
                                    by   Party  B  of  the   relevant
                                    dividend

      Re-investment of Dividends:   Inapplicable

SHARE ADJUSTMENTS:

      Method of Adjustment          Calculation Agent Adjustment

EXTRAORDINARY EVENTS:

Consequences of Merger Events:

      (a)  Share-for-Share:         Modified     Calculation    Agent
                                    Adjustment

      (b)  Share-for-Other:         Modified     Calculation    Agent
                                    Adjustment

      (c)  Share-for-Combined:      Modified     Calculation    Agent
                                    Adjustment

      Determining Party:            Party A

Tender Offer:                       Applicable

Consequences of Tender Offers:

      (a)  Share-for-Share:         Modified     Calculation    Agent
                                    Adjustment

      (b)  Share-for-Other:         Modified     Calculation    Agent
                                    Adjustment

      (c)  Share-for-Combined:      Modified     Calculation    Agent
                                    Adjustment

      Determining Party:            Party A

Composition of
Combined
Consideration:                      Inapplicable

Nationalisation, Insolvency         Cancellation and Payment
or De-listing:

      Determining Party:            Party A

ADDITIONAL DISRUPTION EVENTS:

Change in Law:                      Applicable,  except that  Section
                                    12.9(a)(ii)  is  amended  by  the
                                    replacement  of the word "Shares"
                                    with  "Hedge  Positions"  and the
                                    replacement  of the  words in the
                                    last  three  lines  starting  "or
                                    (Y) it will  incur..."  to "...on
                                    its  tax   position)"   with  the
                                    words  "unless the  illegality is
                                    due to an act or  omission of the
                                    party     seeking     to    elect
                                    termination of the Transaction.

Failure to Deliver:                 Applicable

Insolvency Filing:                  Applicable

Hedging Disruption:                 Applicable

Hedging Party:                      Party A

Increased Cost of Hedging:          Inapplicable

Hedging Party:                      Party A

Hedging Party:                      Party A

Determining Party:                  Party A


COLLATERAL:

As security for all of Party B's obligations to Party A under this Transaction, Party B shall execute the pledge agreement attached hereto as Schedule Two in favour of Party A (such pledge agreement shall for purposes of the Agreement be regarded as a Credit Support Document).

REPRESENTATIONS:
Non-Reliance:           Notwithstanding  any communication  that each
                        party  (and/or its  Affiliates)  may have had
                        with  the  other  party,   each  party  to  a
                        Transaction represents to the other party that:

                         (a) it is  entering  into such  Transaction
                             as principal (and not as agent or in any other capacity);

                         (b) neither  the other party nor any of its
                             Affiliates   or  agents  are  acting  as
                             fiduciary for it;

                         (c) it   is   not    relying    upon    any
                             representations   except   those   whose
                             expressly set forth herein or in the ISDA Master Agreement (including the related Confirmations between them);

                         (d) it has  consulted  with its own  legal,
                             regulatory, tax, business,  investments,
                             financial,  and  accounting  advisors to
                             the   extent    that   it   has   deemed
                             necessary,  and  it  has  made  its  own
                             investment,    hedging,    and   trading
                             decisions based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other party or any of its Affiliates or agents; and

                         (e) it is  entering  into such  Transaction
                             with a full understanding of the terms, conditions and risks thereof and it is capable of and willing to assume those risks.


Agreement and Acknowledgments
Regarding Hedging Activities:  Applicable
Additional Acknowledgments:    Applicable

(1) Party B is an Offshore Client. For purposes hereof "Offshore Client" means Party B, or any entity which beneficially owns substantially all of Party B's outstanding voting securities, is not organized or incorporated under the laws of the US and not engaged in a trade or business in the US for US federal income tax purposes; and

(2) For Transactions involving securities other than Foreign Securities, the person making the investment decision and/or placing the order ("Decision Maker") on behalf of the Party B for the Transaction is not located or present in the U.S. For purposes hereof, "Foreign Securities" means (i) a security issued by an issuer not organized or incorporated under the laws of the US when the transaction in such security is not effected on a US exchange or through the NASDAQ system or (ii) a debt security (including a convertible debt security) issued by an issuer organized or incorporated in the US in connection with a distribution conducted outside the US; or (iii) any OTC derivative, the reference security of which is either (i) or (ii); and

(3) Party B is neither a "United States person" nor a "Foreign person controlled by or acting on behalf of or in conjunction with a United States person" as such terms are used in Regulation X issued by the Board of Governors of the Federal Reserve System under the United States Securities Exchange Act of 1934. Reg. X defines "United States person" to include: "a person which is organized or exists under the laws of any state [of the United States] or, in the case of a natural person, a citizen or resident of the United States; a domestic estate; or a trust in which one or more of the foregoing persons has a cumulative direct or indirect beneficial interest in excess of 50% of the value of the trust." Reg X defines "Foreign person controlled by a United States person" to include "any noncorporate entity in which United States persons directly or indirectly have more than a 50% beneficial interest, and any corporation in which one or more United States persons, directly or indirectly, own stock possessing more than 50% of the total combined voting power of all classes of stock entitled to vote, or more than 50% of the total value of shares of all classes of stock."

PARTY B REPRESENTATIONS.  Party B represents with Party A, that:

(1)        (i)  Party B has  (and  will at all  times  during  the  Transaction have) the capacity and authority to invest directly in the shares underlying the Transaction, and has not entered into any Transaction with the intent of avoiding any regulatory filings; and

(ii) Party B has acquired the shares underlying the Transaction for the purpose of ... enhancing the value of our existing in the company by adding voting rights.

(2) on behalf of itself and on behalf of each Relevant Individual (as defined below), that --

               (a) Neither Party B nor any individual who is an officer, director or employee of Party B or of its subsidiaries or of its holding company or of any subsidiary of its holding company who has knowledge of the Transaction (each a "Relevant Individual") is in possession of information relating to, or to the securities of the Issuer which has not been made public and which if it were made public would be likely to have a significant effect on the price
                    (including the value) of any such securities ("price sensitive information").

               (b) Neither Party B nor any Relevant Individual is, or at any time up until immediately after the termination of the Transaction will be, engaged in insider dealing for the purposes of the UK Criminal Justice Act 1993 or comparable legislation of any other applicable jurisdiction.

               (c) Neither Party B nor any Relevant Individual know of any plans (which are not in the public domain) to announce any transaction or matter which might have a significant effect on, or be likely materially to affect, the price of the securities of the Issuer.

               (d) Party B and each Relevant Individual has and will at all times fully comply with all applicable laws and regulations in each relevant jurisdiction with regard to the Transaction, including without limitation, those obligations arising with regard to disclosure under the UK Companies Act 1985, the City Code on Takeovers and Mergers, the Rules Governing Substantial Acquisition of Shares (this representation and warranty shall be deemed to be continuing and repeated for the period up until immediately after the termination of the Transaction).

               (e) Without prejudice to (d) above, in entering in to the Transaction, neither Party B nor any Relevant Individual is, or at any time up until immediately after the termination of a Transaction will be, engaged in market abuse for the purposes of the Financial Services and Markets Act 2000 or any comparable applicable legislation..

               (f) Party B has taken independent legal advice with regard to the Transaction and to the warranties, representations and undertakings made herein and its obligations under all applicable laws and regulations and agreements entered into by Party B.

               (g) Party B has fully disclosed to Party A its reasons and objectives in entering into the Transaction, which it hereby confirms are within its corporate powers and constitute a genuine and legitimate business and commercial purpose.

               (h) The Transaction itself will not lead to Party A possessing price sensitive information in relation to the Issuer.

               (i)  Party B will comply with all applicable laws and regulations
                    in  each   applicable   jurisdiction   with  regard  to  the
                    Transaction.

               (j) Neither Party B nor any of the companies in its Group nor any Relevant Individual to whom privileged information (within the meaning of article 465-1 of the French Code Monetaire et Financier and articles 621-1, 621-2 and 621-3 of the General Regulations of the Autorite des Marches Financiers) relating to the Issuer, the Issuer's securities or the Transaction has been disclosed, or who is in possession of such privileged information shall:

                    (A) in breach of article 465-1 of the French CODE MONETAIRE ET FINANCIER and articles 622-1 and 622-2 of the General Regulations of the AUTORITE DES MARCHES
                         FINANCIERS (i) deal or trade in, directly or indirectly, or cause or procure any other person to deal or trade in, any shares or convertible
                         bonds   of  the   Issuer   or   other   securities   or
                         financial   instruments   linked  to  such  shares,  or

                         convertible bonds or other securities, (ii) offer or agree to enter into any other acquisition or other transaction relating to the Issuer, or (iii) disclose such privileged information to any person;

                    (B) in breach of article 465-2 of the French CODE MONETAIRE et FINANCIER and article 632-1 of the General Regulations of the AUTORITE DES MARCHES FINANCIERS disclose or disseminate false, incorrect or misleading information relating to the Issuer or do, or procure or cause any person to do any act which could mislead any other person and/or prevent the proper functioning of a financial instruments exchange on which the Issuer's securities are listed;

                    (C) in breach of articles 631-1 and 631-2 of the General Regulations of the AUTORITE DES MARCHES FINANCIERS engage in market manipulation with respect to the Issuer's securities.

                   "Group" shall mean in relation to a Party, that company, its holding company, its subsidiaries and the subsidiaries of its holding company for the time being.

               (k) Neither Party B nor any Relevant Individual:

                    (A) is entering into this Transaction for the purpose of affecting (or with the intent to affect) the market price of the securities of the Issuer or derivatives (or other financial instruments) relating to the securities of the Issuer (the "Relevant Securities"); and/or

                    (B) will enter into any transactions with the purpose of affecting (or with the intent to affect) the market price of the Relevant Securities; and/or

                    (C) has the intention or purpose, in entering into this Transaction, to cause the Price of Relevant Securities to increase with a view to benefit from such increase by disposing of its holding of Relevant Securities.

               For purposes of this section "RELEVANT RULES" refers to the UK Companies Act 1985 and the UK Listings Rules.

3.    ACCOUNT DETAILS:

      Payments to Party A:          [REDACTED]

                                    Beneficiary: Deutsche Bank AG
                                    London

      Payments to Party B:          To be advised

4.    CONTACT NAMES:

      CONFIRMATIONS                 [REDACTED]
      Telephone:                    [REDACTED]
      Fax:                          [REDACTED]
      e-mail address:               [REDACTED]

      ISDA NEGOTIATION              [REDACTED]
      Telephone:                    [REDACTED]
      Fax:                          [REDACTED]

      PAYMENTS/FIXINGS              [REDACTED]
      Telephone:                    [REDACTED]
      Fax:                          [REDACTED]
      e-mail address:               [REDACTED]

5.    OFFICES:                      The Office of Party A for the
                                    Transaction is London.

THIS MESSAGE WILL BE THE ONLY FORM OF CONFIRMATION DESPATCHED BY US. PLEASE EXECUTE AND RETURN IT BY FACSIMILE IMMEDIATELY TO FAX NUMBER +44 207 541 4913. IF YOU WISH TO EXCHANGE HARD COPY FORMS OF THIS CONFIRMATION PLEASE CONTACT US.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

Yours faithfully,
for and on behalf of

DEUTSCHE BANK AG LONDON
By:                                     By:
    ---------------------------         -----------------------------------
Name:                                   Name:
Title:                                  Title:


Confirmed as of the date first above written:

SEBASTIAN HOLDINGS INC
By:                                 By:
    ---------------------------        ------------------------------------
Name:                               Name:
Title:                              Title:

SCHEDULE ONE

                     OTHER MODIFICATIONS TO THE ISDA FORM

For purposes of the Transaction the following shall apply -

(a)   "SPECIFIED ENTITY" means:

      (i)  in relation to Party A:  Not Applicable

      (ii) in relation to Party B, or the purposes of:

           Section 5(a)(v):    Not applicable

           Section 5(a)(vi):   Not applicable

           Section 5(a)(vii):  Not applicable

           Section 5(b)(v):    Not applicable

(b) "SPECIFIED TRANSACTION" has the meaning specified in Section 14 of this Agreement.

(c) The "Cross Default" provisions of Section 5(a)(vi) will apply to both parties subject to amendment by adding at the end thereof the following words:

      "provided, however, that, notwithstanding the foregoing, an Event of Default will not occur under either (1) or (2) above if (A) (I) the default, or other similar event or condition referred to in (1) or the failure to pay referred to in (2) is a failure to pay or deliver caused by an error or omission of an administrative or operational nature, and
      (II) funds or the asset to be delivered were available to such party to enable it to make the relevant payment or delivery when due and (III) such payment or delivery is made within three (3) Local Business Days following receipt of written notice from an interested party of such failure to pay, or (B) such party was precluded from paying, or was unable to pay, using reasonable means, through the office of the party through which it was acting for purposes of the relevant Specified Indebtedness, by reason of force majeure, act of State, illegality or impossibility."

      If such provisions apply:

      "Specified Indebtedness" means any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money other than indebtedness in respect of bank deposits received in the ordinary course of business.

      With regard to Party A, "Threshold Amount" means 1% of its shareholders' equity (as calculated in accordance with generally accepted accountancy principles applicable to Party A.)

      With regard to Party B, any applicable Specified Entity of Party B or any Credit Support

      Provider of Party B, "Threshold Amount" means 1% of the shareholders' equity of Party B (as calculated in accordance with generally accepted accountancy principles applicable to Party B).

(d) The "CREDIT EVENT UPON MERGER" provision in Section 5(b)(v) will apply to both parties.

(e) The "AUTOMATIC EARLY TERMINATION" provision of Section 6(a) will not apply to Party A and will apply to Party B.

(f)   "ADDITIONAL TERMINATION EVENT" will not apply to either party.

(g) For the purposes of Section 4(a)(ii), the other documents to be delivered (which will be covered by the representation in Section 3(d) of the Agreement if specified) are as follows:

 ------------------------------------------------------------------------
 PARTY          FORM/DOCUMENT/          DATE BY WHICH       COVERED BY
 REQUIRED TO    CERTIFICATE             TO BE DELIVERED     SECTION 3(D)
 DELIVER                                                    REPRESENTATION
 DOCUMENTS
 ------------------------------------------------------------------------
 Party B        Evidence of the         Upon execution      Yes
                authority, incumbency   of this
                and specimen signature  Agreement or
                of each person          any
                executing this          Confirmation
                Agreement or any        (or,
                Confirmation, Credit    alternatively
                Support Document or     in relation to
                other document entered  a Confirmation,
                into in connection      upon request),
                therewith.              Credit Support
                                        Document or
                                        other document
                                        entered into in
                                        connection
                                        therewith, as
                                        the case may be.
 ------------------------------------------------------------------------
 ------------------------------------------------------------------------
 Party B        A copy of (i) the       Upon execution      Yes.
                resolution of the       of this
                Board of Directors of   Agreement.
                Party B approving the
                entering into of this
                Agreement and the
                Transactions
                contemplated hereby,
                (ii) the resolution of
                the Board of Directors
                of Party B's Credit
                Support Provider (if
                any) approving the
                delivery to Party A of
                the Credit Support
                Document and (iii) a
                copy of the
                constituent documents
                of Party

 ------------------------------------------------------------------------
 PARTY          FORM/DOCUMENT/          DATE BY WHICH       COVERED BY
 REQUIRED TO    CERTIFICATE             TO BE DELIVERED     SECTION 3(D)
 DELIVER                                                    REPRESENTATION
 DOCUMENTS
 ------------------------------------------------------------------------
                B and Party B's
                Credit Support
                Provider (if any), in
                each case certified by
                an authorised officer
                of Party B or the
                Credit Support
                Provider (as the case
                may be) that such
                documents are in full
                force and effect.
 ------------------------------------------------------------------------
 ------------------------------------------------------------------------
 Party B        Unless otherwise        Within one          No
                agreed by Party A in    month of the
                writing, legal          Trade Date,
                opinions in a form      unless
                satisfactory to Party   otherwise
                A with respect to (i)   agreed in
                this Transaction, (ii)  writing by
                the enforceability of   Party A.  In
                the Credit Support      the event Party
                Document under Swiss    B does not
                law, and (iii) the      furnish
                enforceability of the   satisfactory
                Credit Support          opinions to
                Document under French   Party A within
                Law.                    such time
                                        frame, Party A
                                        shall be
                                        entitled to
                                        terminate this
                                        Transaction
                                        with immediate
                                        effect at no
                                        cost to Party
                                        A, and to
                                        recover from
                                        Party B (i) all
                                        expenses, fees
                                        and costs by
                                        incurred by
                                        Party A, and
                                        (ii) all
                                        outstanding
                                        fees and other
                                        amounts owed by
                                        Party B to
                                        Party A.
 ------------------------------------------------------------------------


                                 MISCELLANEOUS

(a)   ADDRESS FOR NOTICES.   For the purpose of Section 12(a) of this
      Agreement, the addresses for notices and communications to Party A and Party B will be as follows:

      TO PARTY A:

      All notices to Party A under Section 5 or 6 of the Agreement (other than notices under Section 5(a)(i)) will be sent to the address of Party A specified on the confirmation letterhead.

      All other notices to Party A will be sent directly to the Office through which Party A is acting for the relevant Transaction, using the address and contact particulars specified in the Confirmation of that Transaction or otherwise notified.

      TO PARTY B:    SEBASTIAN HOLDINGS INC.
                     BRITANNIC HOUSE
                     PROVIDENCIALES
                     TURKS AND CAICOS ISLANDS
                     BRITISH WEST INDIES

      Attention:     Alexander Vik
      Fax No:        +377.99.99.91.63
      E-mail:        AMVIK@XCELERA.COM

      cc:            VIK Brother Inc.
                     20, avenue de Grande-Bretagne
                     MC-98000 Monaco

      Attention:     Alexander Vik
      Fax No:        +377.99.99.91.63

(b)   OFFICES.  The provisions of Section 10(a) will apply to this Agreement.

(c) MULTIBRANCH PARTY. For purpose of Section 10(b) of this Agreement, neither party is a multibranch party.

                               OTHER PROVISIONS

(a)   SET OFF

      Section 6(f) of this Agreement is deleted in its entirety and replaced with the following:

      "(f) Upon the designation of any Early  Termination  Date, the party that is not the Defaulting Party or Affected Party ("X") may, without prior notice to the Defaulting or Affected Party ("Y"), set off any sum or obligation (whether or not arising under this Agreement, whether matured or unmatured, whether or not contingent and irrespective of the currency, place of payment or booking office of the sum or obligation) owed by Y to X or any Affiliate of X (the "X Set Off Amount") against any sum or obligation (whether or not arising under this Agreement, whether matured or unmatured, whether or not contingent and irrespective of the currency, place of payment or booking office of the sum or obligation) owed by X or any Affiliate of X to Y (the "Y Set Off Amount"). X will give notice to the other party of any set off effected under this
           Section 6(f).

           For this purpose, either the X Set Off Amount or the Y Set Off Amount (or the relevant portion of such set off amounts) may be converted by X into the currency in which the other set off amount is denominated at the rate of exchange at which X would be able, acting in a reasonable manner and in good faith, to purchase the relevant amount of such currency.

           If a sum or obligation is unascertained, X may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained.

           Nothing in this Section 6(f) will be effective to create a charge or other security interest. This Section 6(f) will be without prejudice and in addition to any right of set-off, combination of accounts, lien or other rights to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise)."

(b)   COUNTERPARTS AND CONFIRMATIONS

      Section 9(e)(i) is modified by the deletion of the words "and by electronic messaging system".

SCHEDULE 2

                               PLEDGE AGREEMENT